UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 11, 2008

Avensys Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-33199	88-0467848
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

400 Montpellier Blvd.
Montreal, Quebec
Canada H4N 2G7

(Address of principal executive offices and Zip Code)

(514) 904-6030

 (Registrant's telephone number, including area code)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
32nd Floor
New York, NY 10006
Tel:(212) 930-9700
Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 11, 2008, Avensys Corporation (“Purchaser’s Holding”), a Nevada corporation, and its wholly owned subsidiary, Avensys Inc. (“Purchaser”), a Canadian company, entered into an Asset Purchase Agreement (the "Purchase Agreement") to acquire substantially all of the operating assets of Willer Engineering Limited ("Seller"), as announced in the attached press release, subject to the conditions of closing set forth in the Purchase Agreement.

The purchase price to be paid for the operating assets pursuant to the Purchase Agreement is CAD $725,000, subject to adjustments.

Item 8.01 Other Events.

On March 11, 2008, Avensys Corporation issued a news release announcing the signature of the Purchase Agreement. A copy of the news release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Asset Purchase Agreement by and between Avensys Inc., Willer Engineering Limited, Willer Holdings, Inc. and Avensys Corporation, dated March 11, 2008, filed herewith.

99.2 News Release, dated March 11, 2008, issued by Avensys Corporation, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANARIS CORPORATION

March 14, 2008	By:	/s/ John G. Fraser
John G. Fraser President and Chief Executive Officer